UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2019

STARWOOD REAL ESTATE INCOME TRUST, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-220997	82-2023409
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Washington Avenue

Suite 800

Miami Beach, FL 33139

(Address of principal executive offices, including zip code)

(305) 695-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☑

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation and Appointment of Chief Financial Officer and Treasurer

On April 11, 2019, Chris Lowthert notified the board of directors (the “Board”) of Starwood Real Estate Income Trust, Inc. (the “Company”) of his resignation as Chief Financial Officer and Treasurer of the Company, effective immediately. Mr. Lowthert’s resignation was not due to any disagreement with the Company, its advisor or any of their affiliates.

On April 12, 2019, the Board appointed Dave Guiteau to serve as Chief Financial Officer and Treasurer of the Company, effective immediately. The appointment of Mr. Guiteau was not made pursuant to any arrangement or understanding between him and any other person. Biographical information with respect to Mr. Guiteau is set forth below:

Dave Guiteau has served as the Company’s Chief Financial Officer and Treasurer and as a member of the Investment Committee of Starwood REIT Advisors, L.L.C., the Company’s advisor, since April 2019. Prior to joining Starwood Capital, Mr. Guiteau held various financial roles with AIG Global Real Estate, including Chief Financial Officer from July 2012 to March 2019 and as a Managing Director overseeing the financial accounting and reporting for AIG Global Real Estate’s portfolio of private equity real estate funds from September 2002 to June 2010. From July 2010 to July 2012, Mr. Guiteau served as the Chief Financial Officer of Hunter Roberts Construction Group, a New York-based general contractor. Mr. Guiteau began his career at Arthur Andersen, LLP where he was an audit manager in the firm’s real estate and hospitality services group in its New York office, focusing on public and private real estate clients. Mr. Guiteau received a B.B.A. degree in public accounting from Hofstra University. He is also a certified public accountant.

Agreement with Officer

In connection with Mr. Guiteau’s appointment as Chief Financial Officer and Treasurer of the Company, the Company entered into an indemnification agreement (the “Indemnification Agreement”) with Mr. Guiteau (the “Indemnitee”). The Company previously entered into substantially identical indemnification agreements with its other directors and officers. The Indemnification Agreement provides that, subject to certain limitations set forth therein, the Company will indemnify the Indemnitee to the fullest extent permitted by Maryland law and the Company’s charter, for amounts incurred as a result of the Indemnitee’s service in his role as an officer of the Company or in other roles as the Company may require from time to time. The Indemnification Agreement further provides that, subject to the limitations set forth therein, the Company will advance all reasonable expenses to the Indemnitee in connection with proceedings covered by the Indemnification Agreement.

Subject to certain limitations set forth therein, the Indemnification Agreement places limitations on the indemnification of the Indemnitee to the extent the Indemnitee is found to have acted in bad faith or with active and deliberate dishonesty and such actions were material to the matter that caused the loss to the Company. The Indemnification Agreement also provides that, except for a proceeding brought by the Indemnitee and certain proceedings involving separate defenses, counterclaims or other conflicts of interest, the Company has the right to defend the Indemnitee in any proceeding which may give rise to indemnification under the Indemnification Agreement.

The description of the Indemnification Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the full terms of the Form of Indemnification Agreement, which the Company filed as Exhibit 10.5 to its Registration Statement on Form S-11, filed October 18, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2019	STARWOOD REAL ESTATE INCOME TRUST, INC.

	By:	/s/ Matthew Guttin
Matthew Guttin
Chief Compliance Officer and Secretary